SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549




                                    FORM 8-K

                                 CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) April 17, 1996
                                                 ----------------


                     FORD MOTOR CREDIT COMPANY
      (Exact name of registrant as specified in its charter)

          Delaware                  1-6368              38-1612444
- -----------------------     -----------------------  -------------------
(State or other juris-      (Commission File Number   (IRS Employer
 diction of incorporation          Number)           Identification No.)

The American Road, Dearborn, Michigan                        48121
- ----------------------------------------                   ----------
(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code 313-322-3000

<PAGE 2>
ITEM 5. Other Events.

FORD MOTOR CREDIT COMPANY FINANCIAL STATEMENTS FOR THE PERIOD ENDED March 31, 1996.

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

                         PART I. FINANCIAL INFORMATION

Item 1. Financial Statements - The interim financial data presented herein are unaudited, but in the opinion of management reflect all adjustments necessary for a fair presentation of such information. Results for interim periods should not be considered indicative of results for a full year. Reference should be made to the financial statements contained in the registrant's Annual Report on Form 10-K for the year ended December 31, 1995 (the "10-K Report"). Information relating to earnings a share is not presented because the registrant, Ford Motor Credit Company ("Ford Credit"), is an indirect wholly owned subsidiary of Ford Motor Company ("Ford").

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

                   Condensed Consolidated Statement of Income
                and of Earnings Retained for Use in the Business

                  For the Periods Ended March 31, 1996 and 1995
                                 (in millions)

                                                                        First Quarter
                                                                      1996         1995
                                                                   ----------  ----------
                                                                         (Unaudited)
Financing Revenue
 Operating leases                                                  $  1,896.2  $  1,661.9
 Retail                                                                 931.0       829.1
 Wholesale                                                              314.2       341.8
 Diversified                                                             33.1        33.0
 Other                                                                   92.0        80.5
                                                                   ----------  ----------
    Total financing revenue                                           3,266.5     2,946.3

Investment and other income                                             137.9       112.6
                                                                   ----------  ----------
    Total revenue                                                     3,404.4     3,058.9

Expenses
 Depreciation on operating leases                                     1,303.5     1,184.5
 Interest expense                                                     1,269.7     1,156.6
 Operating expenses                                                     266.0       270.2
 Provision for credit losses                                            183.8        77.3
                                                                   ----------  ----------
    Total expenses                                                    3,023.0     2,688.6
                                                                   ----------  ----------
Equity in net income of affiliated
  companies                                                              48.8        58.6

Income before income taxes                                              430.2       428.9

Provision for income taxes                                              131.9       137.9
                                                                   ----------  ----------
Income before minority interest                                         298.3       291.0

Minority interest in net income of
  subsidiaries                                                            5.1         3.1
                                                                   ----------  ----------

Net income                                                              293.2       287.9

Earnings retained for use in
  the business
 Beginning of period                                                  6,643.8    5,848.6
 Dividends                                                                  0           0
                                                                   ----------  ----------
 End of period                                                     $  6,937.0  $  6,136.5
                                                                   ==========  ==========

The accompanying notes are part of the financial statements.
/TABLE

<Page 3>           FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

                      Condensed Consolidated Balance Sheet
                                  (in millions)

                                               March 31,    December 31,   March 31,
                                                 1996           1995         1995
                                              -----------   -----------   -----------
ASSETS                                        (Unaudited)                 (Unaudited)
 Cash and cash equivalents                    $     966.7   $   1,355.9   $     147.6
 Investments in securities                        2,685.0       1,914.1       1,638.9
 Finance receivables, net (Note 1)               61,902.3      61,043.8      59,551.6
 Net investment, operating leases                25,724.6      24,810.8      21,680.1
 Accounts and notes receivable from
  affiliated companies (Note 3)                   1,569.7         420.7         386.4
 Equity in net assets of affiliated
  companies (Note 3)                                 95.2       1,728.0       1,456.9
 Other assets                                     3,457.1       3,293.4       2,620.8
                                              -----------   -----------   -----------
      Total assets                            $  96,400.6   $  94,566.7   $  87,482.3
                                              ===========   ===========   ===========


LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities
 Accounts payable
    Trade, customer deposits, and
     dealer reserves                          $   1,725.1   $   1,579.4   $   1,406.3
    Affiliated companies                            636.3         608.7         448.4
                                              -----------   -----------   -----------
      Total accounts payable                      2,361.4       2,188.1       1,854.7

 Debt (Note 2)                                   79,769.0      79,167.1      74,133.0
 Deferred income taxes                            3,314.5       3,027.0       2,592.3
 Other liabilities and deferred income            1,883.9       1,913.6       1,406.3
 Unearned insurance premiums                        371.5             0             0
                                              -----------   -----------   -----------

      Total liabilities                          87,700.3      86,295.8      79,986.3

Minority interest in net assets of
  subsidiaries                                      894.6         717.2         496.2

Stockholder's Equity
 Capital stock, par value $100 a share,
  250,000 shares authorized, issued and
  outstanding                                        25.0          25.0          25.0
 Paid-in surplus (contributions by
  stockholder) (Note 3)                           2,719.3         917.3         917.3
 Note receivable from affiliated
  company (Note 3)                               (1,859.0)            0             0
 Unrealized gain/(loss) on marketable
  securities, net of taxes                           41.0          30.9         (18.1)
 Foreign-currency translation adjustments           (57.6)        (63.3)        (60.9)
 Earnings retained for use in the business        6,937.0       6,643.8       6,136.5
                                              -----------   -----------   -----------

      Total stockholder's equity                  7,805.7       7,553.7       6,999.8
                                              -----------   -----------   -----------
      Total liabilities and stockholder's
        equity                                $  96,400.6   $  94,566.7   $  87,482.3
                                              ===========   ===========   ===========

The accompanying notes are part of the financial statements.
/TABLE

<Page 4>                FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
                            Consolidated Statement of Cash Flows

                  For the Periods Ended March 31, 1996 and 1995
                                  (in millions)

                                                                First Quarter
                                                             1996           1995
                                                           ----------    ----------
                                                                  (Unaudited)
Cash flows from operating activities
 Net income                                                $    293.2    $    287.9
 Adjustments to reconcile net income to net
   cash provided by operating activities
  Provision for credit losses                                   183.8          77.3
  Depreciation and amortization                               1,369.0       1,232.8
  Equity in net income of affiliates                            (48.8)        (58.6)
  Deferred income taxes                                         251.8         187.8
  Changes in the following items
   Other assets                                                 172.5          24.6
   Other liabilities                                           (159.3)        (52.2)
  Other                                                         (57.4)         10.7
                                                           ----------    ----------
   Net cash provided by operating activities                  2,004.8       1,710.3
                                                           ----------    ----------
Cash flows from investing activities
 Purchase of finance receivables (other than wholesale)      (9,587.1)     (5,755.1)
 Collection of finance receivables (other than wholesale)     6,973.4       5,339.7
 Purchase of operating lease vehicles                        (4,509.4)     (4,300.7)
 Liquidation of operating lease vehicles                      2,249.9       1,428.9
 Proceeds from sale of receivables                            1,753.7             0
 Cash received from donation of TARIC                           181.8             0
 Net change in wholesale receivables                           (264.2)     (2,213.5)
 Other                                                          (30.4)        (38.2)
                                                           ----------    ----------
   Net cash used in investing activities                     (3,232.3)     (5,538.9)
                                                           ----------    ----------
Cash flows from financing activities
 Proceeds from issuance of long-term debt                     3,748.7       3,756.2
 Principal payments on long-term debt                        (1,340.0)     (2,042.1)
 Change in short-term debt, net                              (1,789.7)      1,887.4
 Other                                                          218.6          83.8
                                                           ----------    ----------
   Net cash provided by financing activities                    837.6       3,685.3
                                                           ----------    ----------
Effect of exchange rate changes on cash and cash
 equivalents                                                      0.7          (1.1)
                                                           ----------    ----------
   Net change in cash and cash equivalents                     (389.2)       (144.4)

Cash and cash equivalents, beginning of period                1,355.9         292.0
                                                           ----------    ----------
Cash and cash equivalents, end of period                   $    966.7    $    147.6
                                                           ==========    ==========
Supplementary cash flow information
 Interest paid                                             $  1,363.8    $  1,166.2
 Taxes (refunded)/paid                                         (123.2)         81.8


Certain amounts for First Quarter 1995 have been restated to reflect changes adopted in subsequent periods.
The accompanying notes are part of the financial statements.
/TABLE

<Page 5>           FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

                          Notes To Financial Statements

Note 1. Finance Receivables, Net (in millions)

                                                 March 31,   December 31,  March 31,
                                                   1996          1995        1995
                                                -----------  -----------  -----------
                                                (Unaudited)               (Unaudited)
Retail                                          $  40,382.8  $  38,350.0  $  36,028.6
Wholesale                                          15,034.9     16,506.9     17,466.4
Diversified                                         2,203.1      2,225.4      2,260.1
Other                                               4,947.9      4,630.6      4,444.3
                                                -----------  -----------  -----------

   Total finance receivables                       62,568.7     61,712.9     60,199.4

Less allowance for credit losses                     (666.4)      (669.1)      (647.8)
                                                -----------  -----------  -----------

   Finance receivables, net                     $  61,902.3  $  61,043.8  $  59,551.6
                                                ===========  ===========  ===========
/TABLE

<Page 6>           FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

                    Notes To Financial Statements (continued)


Note 2. Debt (in millions)

                                                      March 31,   December 31, March 31,
                                                        1996         1995        1995
                                                     -----------  ----------- -----------
                                                     (Unaudited)              (Unaudited)
PAYABLE WITHIN ONE YEAR:
 Commercial paper                                    $  33,152.7  $  34,978.3 $  35,049.5
 Other short-term debt*                                  1,580.6      1,523.1     1,199.9
                                                     -----------  ----------- -----------
   Total short-term debt                                34,733.3     36,501.4    36,249.4

 Senior notes payable
  within one year                                        7,052.1     6,626.9     4,014.7
                                                     -----------  ----------- -----------
   Total payable within
     one year                                           41,785.4     43,128.3    40,264.1
                                                     -----------  ----------- -----------
                               March 31, 1996
                       ----------------------------
                       Weighted Average
                       Interest Rates**  Maturities
                       ----------------  ----------
PAYABLE AFTER ONE YEAR:
 Unsecured senior notes
  Notes***                    6.72%      1997-2048      37,938.3     36,003.6    33,906.3
  Debentures                  2.81       2001-2005          46.8         29.1           0
  Unamortized
   (discount)/premium                                       (1.5)         6.1       (37.4)
                                                     -----------  ----------- -----------
   Total payable
   after one year                                       37,983.6     36,038.8    33,868.9
                                                     -----------  ----------- -----------
   Total debt                                        $  79,769.0  $  79,167.1 $  74,133.0
                                                     ===========  =========== ===========


  * Includes $39.4 million, $35.9 million, and $0 million with an affiliated company at
    March 31, 1996, December 31, 1995, and March 31, 1995, respectively.
 ** Rates were variable on about 14.8% of the debt payable after one year including the effects of interest rate swap agreements.
*** Includes $1,185.4 million, $1,174.4 million, and $394.0 million with affiliated companies at March 31, 1996, December 31, 1995, and March 31, 1995, respectively.
/TABLE

<Page 7>           FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

                         Notes To Financial Statements


Note 3. Equity Investment in Ford Holdings

On February 28, 1996, Ford Holdings, Inc. (FHI) purchased substantially all of Ford Credit's common stock interest in FHI for $2,891.0 million. FHI issued a promissory note to Ford Credit for the purchase amount. On
April 2, 1996, Ford Credit received a cash payment on the note of $1,032.0 million. The excess of the market value of the FHI investment over the book value ($1,238.2 million) is included in paid in surplus. The unpaid portion of the promissory note ($1,859.0 million) is reflected as a reduction to stockholder's equity. Additionally, The American Road Insurance Company ("TARIC") was contributed to Ford Credit on March 29, 1996. The transaction was recorded by Ford Credit at Taric's book value and is included in paid in surplus. A reconciliation of paid in surplus is as follows:

                                       Paid in Surplus
                                       ---------------
                                        (in millions)
Balance at December 31, 1995              $    917.3

Add:
  Excess of market value over
  book value of FHI common stock             1,238.2
  Contribution of TARIC                        563.8
                                          ----------

Balance at March 31, 1996                 $  2,719.3
                                          ==========
/TABLE

<PAGE 8>

FORD CREDIT FIRST QUARTER 1996 RESULTS OF OPERATIONS


Ford Credit's consolidated net income for the first quarter of 1996 was $293 million, up $5 million or 2% compared with $288 million in the first quarter of 1995. Compared with results from a year ago, the increase in net income reflects primarily a higher level of earning assets and higher portfolio net interest margins, offset partially by an increase in credit losses.

The increase in earning assets reflects a higher level of operating leases and retail installment sale receivables, offset partially by a lower level of wholesale receivables. Total net finance receivables and net investment in operating leases at March 31, 1996 were $87.6 billion, up $6.4 billion or 8% from a year earlier. Depreciation expense on operating leases in the first quarter of 1996 was $1,304 million, up $119 million or 10% compared with the first quarter of 1995. The increase in depreciation expense reflects the higher levels of operating leases and is more than offset by higher revenue earned from the increased volume of lease contracts.

The higher net interest margins reflects higher portfolio yields on finance receivables and operating leases offset partially by an increase in U.S. portfolio borrowing rates from 6.3% to 6.4%. The deterioration in credit losses reflects an increase in losses per repossession and an increase in repossession rates. Credit losses as a percent of average net finance receivables including net investment in operating leases were 0.67% in the first quarter of 1996 compared with 0.37% in the first quarter of 1995.

During the first quarter of 1996, Ford Credit financed 38.6% of all new cars and trucks sold by Ford Motor Company dealers in the United States, compared with 36.0% in the first quarter of 1995. The increase resulted primarily from higher levels of retail installment sale financing offset partially by lower levels of operating lease financing. Ford Credit provided retail financing for 678,000 new and used vehicles in the United States, up 19% from a year ago. Ford Credit also provided wholesale financing for 77.2% of Ford Motor Company factory sales to U.S. car and truck dealers during the quarter, compared with 78.2% in the same period a year ago.

In the first quarter of 1996, equity in net income of affiliated companies (primarily Ford Holdings) was $49 million compared with $59 million in the first quarter of 1995. The decrease reflects the repurchase by Ford Holdings of substantially all of the shares of Ford Holdings common stock owned by Ford Credit on February 28, 1996. Ford Holdings issued a promissory note to Ford Credit for the purchase amount. Additionally, American Road was contributed to Ford Credit on March 29, 1996.

FORD CREDIT LIQUIDITY AND CAPITAL RESOURCES

Ford Credit's outstanding debt at March 31, 1996 and at the end of each of the last five years was as follows:

                                                        December 31
                             Mar 31, -------------------------------------------
                              1996      1995     1994     1993     1992     1991
                             -------  -------  -------  -------  -------  -------
                                                 (in millions)

Commercial paper & STBA's(a) $33,153  $35,038  $33,300  $24,506  $21,210  $18,232
Other short-term debt (b)      1,581    1,463    1,065    1,001    1,785    1,642

Long-term debt (including
  current portion)(c)         45,035   42,666   36,075   33,292   26,961   28,455
                             -------  -------  -------  -------  -------  -------

Total debt                   $79,769  $79,167  $70,440  $58,799  $49,956  $48,329
                             =======  =======  =======  =======  =======  =======

                               1996     1995     1994     1993     1992     1991
                             -------  -------  -------  -------  -------  -------

Memo:
 Total support facilities     $27.4    $27.4    $22.3    $16.9    $13.9    $13.8
 (billions -- as of
 March 31, 1996 and
 December 31, 1995-1991,
 respectively)

- - - - - -
(a) Short-term borrowing agreements with bank trust departments.
(b) Includes $39 million, $36 million, $150 million, and $800 million with affiliated companies at March 31, 1996, December 31, 1995, December 31, 1993, and
    December 31, 1992, respectively.
(c) Includes $1,185 million and $1,174 million with affiliated companies at
    March 31, 1996 and December 31, 1995, respectively.

Support facilities represent additional sources of funds, if required. At March 31, 1996, Ford Credit had approximately $27.4 billion of contractually committed facilities for use (which included $7.6 billion of Ford bank lines that may be used either by Ford Credit or Ford's option). These facilities have various maturity dates through June 2000. The entire $27.4 billion may be used, at Ford Credit's option, by its subsidiaries in Canada, Australia, Mexico, Japan, and Puerto Rico. Any such borrowing will be guaranteed by Ford Credit.

<Page 9>

INFORMATION CONCERNING FORD

     Ford Motor Company news release dated April 17, 1996, filed as Exhibit 20 to this Current Report on Form 8-K, is incorporated by reference herein.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                              EXHIBITS

Designation               Description                Method of Filing
- -----------               -----------                ----------------
Exhibit 20                Ford Motor Company news    Filed with this Report.
                          release dated April 17,
                          1996.

Exhibit 27                Financial Data Schedule    Filed with this Report.


                               SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.


                                              FORD MOTOR CREDIT COMPANY
                                                     (Registrant)


Date:  April 25, 1996                            By:/s/R. P. Conrad
                                                 -----------------
                                                    R. P. Conrad
                                                    Assistant Secretary

<PAGE 10>


                                EXHIBIT INDEX

Designation                   Description
- -----------                   -----------
Exhibit 20                Ford Motor Company news
                          release dated April 17,
                          1996.

Exhibit 27                Financial Data Schedule